Exhibit 99.1

First Bankshares, Inc. and Xenith Corporation Announce Adjournment of Shareholder Meetings

SUFFOLK, Va. and RICHMOND, Va., September 29, 2009 – As previously announced, it is a condition to the completion of the merger between First Bankshares, Inc. (Nasdaq: SUFB; “First Bankshares”) and Xenith Corporation that the shares of the combined company be approved for listing on the NASDAQ Capital Market upon completion of the merger. Today, First Bankshares and Xenith Corporation announced that they have adjourned their respective shareholder meetings to allow their shareholders additional time to consider the possibility that the two companies may decide to waive this condition. The boards of directors of First Bankshares and Xenith Corporation continue to unanimously support the merger and believe that it is in the best interests of both companies and their respective shareholders.

Also as previously announced, the Virginia State Corporation Commission recently approved Xenith Corporation’s application to acquire control of First Bankshares as a result of the merger and the application of BankCap Partners Fund I, L.P. for approval of its ownership in the combined company. The merger, however, remains subject to other regulatory approvals and customary closing conditions. First Bankshares and Xenith Corporation expect the merger to close in the fourth quarter of 2009 and for the combined company to operate under the name Xenith Bankshares, Inc. (“Xenith Bankshares”).

First Bankshares and Xenith Corporation believe that the combined company meets all but one of the NASDAQ Capital Market initial listing requirements. NASDAQ requires that the market value of the combined company’s publicly held shares (excluding shares held by directors, executive officers and 10% shareholders) be at least $15 million on the date of NASDAQ approval. As of the close of business on September 28, 2009, the market value of publicly held shares of the combined company was $11.5 million. The market value of publicly held shares of the combined company during the last 30 trading days has ranged from $11.5 million to $16.1 million.

Although First Bankshares and Xenith Corporation continue their efforts to obtain approval from NASDAQ for the listing of Xenith Bankshares’ common stock, their respective boards have determined that it is in the best interests of their companies and their shareholders to waive this condition to completion of the merger if NASDAQ approval has not been obtained by the time all other conditions to the completion of the merger have been satisfied or waived. If this condition to completion of the merger is waived and the merger is completed, Xenith Bankshares intends to seek to list its common stock on the NASDAQ Capital Market as soon as practicable following completion of the merger and to seek quotation of its common stock on the OTC Bulletin Board or Pink OTC Markets (known as the “Pink Sheets”) until such time as the NASDAQ Capital Market listing is approved.

First Bankshares’ annual meeting is scheduled to reconvene at 3:00 p.m., Eastern Time, on Thursday, October 15, 2009 at First Bankshares’ North Suffolk office, 3535 Bridge Road, Suffolk, Virginia. Xenith Corporation’s special meeting is scheduled to reconvene at 10:00 a.m., Eastern Time, on Thursday, October 15, 2009 at The Commonwealth Club, 401 West Franklin Street, Richmond, Virginia.

The polls will remain open for voting during the adjournment period. The record dates for the shareholder meetings have not changed. Only holders of record of First Bankshares common stock at the close of business on August 17, 2009 are entitled to vote at First Bankshares’ adjourned annual meeting. Only holders of record of Xenith Corporation common stock at the close of business on August 19, 2009 are entitled to vote at Xenith Corporation’s adjourned special meeting.

First Bankshares and Xenith Corporation have also extended the cash election deadline for First Bankshares shareholders to elect cash for their shares of First Bankshares common stock in the merger, subject to proration as described in the companies’ definitive joint proxy statement, to 5:00 p.m., Eastern Time, on Thursday, October 15, 2009.

First Bankshares and Xenith Corporation will send additional information to their shareholders regarding their reconvened meetings and the extension to the cash election deadline for shareholders of First Bankshares. If you have already delivered a properly executed proxy, you do not need to anything unless you wish to change your vote.

For more information about Xenith Corporation, please visit: www.xenithbank.com.

For more information about First Bankshares and its subsidiary, SuffolkFirst Bank, please visit: www.suffolkfirstbanks.com.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, First Bankshares filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement which was sent on or about August 31, 2009 to the shareholders of First Bankshares and Xenith Corporation seeking their approval of the merger. First Bankshares and Xenith Corporation will provide additional information about the companies and the waiver of the condition to the completion of the merger to their respective shareholders in a supplement to the definitive joint proxy statement. In addition, First Bankshares may file other relevant documents concerning the proposed merger with the SEC. Security holders are urged to read the definitive joint proxy statement, as supplemented, and other relevant documents when they become available because they will contain important information about the proposed merger.

Security holders of First Bankshares may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of First Bankshares may also obtain free copies of these documents by directing a request by telephone or mail to First Bankshares, Inc., P.O. Box 1340, Suffolk, Virginia 23439 (telephone: (757) 934-8200) or by accessing these documents at First Bankshares’ website: http://www.suffolkfirstbanks.com under “Investor Relations/SEC Filings/Documents”. Security holders of Xenith Corporation may also obtain free copies of these documents by directing a request by telephone or mail to Xenith Corporation, One James Center, 901 E. Cary Street, Suite 1700, Richmond, Virginia 23219 (telephone: (804) 433-2200). The information on First Bankshares’ website and Xenith Corporation’s website is not, and shall not be deemed to be, a part of this release or incorporated into other filings made with the SEC.

First Bankshares and Xenith Corporation and certain of their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of First Bankshares and/or Xenith Corporation in connection with the merger. Information about the directors and executive officers of First Bankshares and Xenith Corporation is set forth in the definitive joint proxy statement, as supplemented. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the definitive joint proxy statement, as supplemented.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about (i) intentions with respect to the listing or quotation of Xenith Bankshares common stock, (ii) the benefits of the merger between First Bankshares and Xenith Corporation, (iii) First Bankshares’ and Xenith Corporation’s plans, obligations, expectations and intentions and (iv) other statements in the press release that are not historical facts. Words such as “anticipates,” “believes,” “intends,” “should,” “expects,” “will,” and variations of similar expressions are intended to identify forward-looking statements. These statements are based on the beliefs of the respective managements of First Bankshares and Xenith Corporation as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and shareholder approvals; the ability to complete the merger as expected and within the expected timeframe; the possibility that one or more of the conditions to the completion of the merger may not be satisfied; any event that could give rise to a termination of the merger agreement; disruptions to customer and employee relationships and business operations caused by the merger; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flows; the impact of competition from traditional or new sources; and the other factors detailed in First Bankshares’ publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2008. First Bankshares and Xenith Corporation assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Contacts:        Darrell G. Swanigan of First Bankshares, Inc., (757) 934-8200

  T. Gaylon Layfield, III of Xenith Corporation, (804) 433-2200